UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

The New York Times Company
(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the February 16, 2012, meeting of the Board of Directors (the “Board”) of The New York Times Company (the “Company”), on the recommendation of the Nominating & Governance Committee, the Board approved a slate of candidates for the Company’s Board of Directors for election to the Board at the Company’s 2012 annual meeting of stockholders, which is currently scheduled to be held on April 25, 2012.  Lynn Dolnick will retire from the Board upon the expiration of her current term at the annual meeting and, accordingly, is not standing for re-election.  Other than Ms. Dolnick, all of the current directors will stand for re-election. In addition, Steven B. Green, the husband of a fourth-generation member of the Ochs-Sulzberger family, has been nominated to stand for election as a director.

A copy of the Company’s press release dated February 16, 2012, relating to these matters is attached as Exhibit 99.1 to this Form 8-K.  Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1	The New York Times Company Press Release dated February 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date:	February 16, 2012	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President and
General Counsel

Exhibit List

Exhibit 99.1	The New York Times Company Press Release dated February 16, 2012